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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-126277 on Form S-8 of our report dated March 30, 2006, relating to the financial statements and financial statement schedules of Columbia Equity Trust, Inc., appearing in this Annual Report on Form 10-K of Columbia Equity Trust, Inc. for the year ended December 31, 2005.





DELOITTE & TOUCHE LLP


McLean, Virginia
March 30, 2006